Exhibit 2.01
UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report

Reporting Entity Name			i-80 Gold Corp.

Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	5/26/2026

Reporting Entity ESTMA Identification Number	E373612		Original Submission Amended Report

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the
ESTMA
, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above.
Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity		Ryan Snow			Date	5/26/2026

Position Title		EVP, Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2025	To:	12/31/2025

Reporting Entity Name		i-80 Gold Corp.				Currency of the Report	USD

Reporting Entity ESTMA Identification Number		E373612

Subsidiary Reporting Entities (if necessary)

Payments by Payee

Country	Payee Name 1	Departments, Agency, etc... within Payee that Received Payments 2	Taxes	Royalties	Fees	Production Entitlements		Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes 34

United States of America	Government of the United States of America				758,350						758,350

United States of America	State of Nevada		218,048		352,453						570,501

United States of America	Humboldt County		291,407								291,407

United States of America	Eureka County		108,793								108,793

Additional Notes:

UN
CLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Rep ort

Reporting Year	From:	1/1/2025	To:	12/31/2025

Reporting Entity Name		i-80 Gold Corp.				Currency of the Report	USD

Reporting Entity ESTMA Identification Number		E373612

Subsidiary Reporting Entities (if necessary)

Payments by Project

Country	Project Name 1	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes 23

United States of America	McCoy-Cove Mine			515,321					515,321

United States of America	Ruby Hill Mine	133,493		253,711					387,204

United States of America	Granite Creek Mine	163,800		72,030					235,830

United States of America	FAD Project	1,431		33,084					34,515

United States of America	Lone Tree Mine	192,000		189,905					381,905

United States of America	Argenta Mine			62,435					62,435

Additional Notes 3 :